                              [DOUBLECLICK LOGO]

                 INVESTOR CONTACT:           Brenda Fields
                                             Director, Investor Relations
                                             212-381-5759

                 PRESS CONTACT:              Jennifer Blum
                                             VP, Public Relations
                                             212-381-5705

                  DOUBLECLICK BEATS 1Q03 EARNINGS EXPECTATIONS
 Company Raises Guidance and Expects First Full Year GAAP Profitability in 2003

New York, April 15, 2003 -- DoubleClick Inc. (Nasdaq: DCLK), the leading provider of data and technology tools for direct marketers, web publishers and advertisers today announced financial results for the first quarter ending March 31, 2003, and updated its business outlook for full year 2003.

DoubleClick reported revenues for the first quarter of $60.1 million, slightly above company guidance. Revenue declined 28.2% year-over-year largely due to the divestitures of the company's Media, DoubleClick Japan and Research businesses in 2002. Total GAAP operating expenses were $38.6 million, a decline of 32.6% versus $57.3 million in the first quarter of 2002, primarily resulting from divestitures and successful cost cutting initiatives. Pro forma operating expenses were $36.6 million, a decline of 30.7% versus the year ago period(A).

Bottom line performance improved significantly year-over-year to a GAAP net income of $1.4 million with a GAAP EPS of $0.01. Pro forma net income(A) for the first quarter was $3.5 million with pro forma EPS of $0.03, which exceeded company pro forma EPS guidance. The difference between GAAP net income and pro forma net income was the result of the amortization of intangible assets. Total company headcount was 1,088 at the end of first quarter 2003, down 2% from 1,111 at the end of fourth quarter 2002.

The company generated $4.9 million of cash flow from operations during the first quarter of 2003. The company ended the quarter with $745 million in cash and marketable securities and a net cash position of $585 million, or $4.28 per share.(B)

"Our results this quarter highlight the operational stability and financial flexibility gained through unwavering focus on right-sizing our business. In 2003 we are focused on meeting our customers' needs by developing products and integrating those into our suite of solutions, while driving growth and profits," said Kevin Ryan, CEO of DoubleClick.

     $000'S                        1Q03               4Q02               1Q02
Revenue                           $ 60,054          $ 66,266           $ 83,656
GAAP Net Income (loss)            $  1,415          ($53,969)          ($ 6,044)
GAAP EPS                          $   0.01          ($  0.40)          ($  0.04)
Pro Forma Net Income(A)           $  3,494          $  7,365           $  1,370
Pro Forma EPS (A)                 $   0.03          $   0.05           $   0.01

(A) Pro forma net income excludes amortization of intangible assets, restructuring charges, one-time gains and losses from the sales of certain businesses and minority investments and certain other items of ($2,079k), ($61,334k) and ($7,414k) for the three months ended March 31, 2003, Dec 31, 2002 and March 31, 2002 respectively. Pro forma information regarding DoubleClick's results from operations is provided as a complement to results provided in accordance with generally accepted accounting principles in the United States
(GAAP). For a more detailed explanation of the reasons why management believes that presentation of non-GAAP measures is useful information to investors, see in footnote 3 "Non-GAAP Measures." A complete reconciliation of GAAP results to pro forma results is provided in the attached financial statements.

(B) Net cash is defined as gross cash and cash equivalents of $163k, restricted cash of $29k and investments in marketable securities of primarily investment grade debt securities of $553k minus convertible subordinated notes of $155k and capital lease obligations of $5k.

TECHSOLUTIONS(1)

The global TechSolutions division reported first quarter revenues of $41.5 million. Total TechSolutions gross margins were 61.3%, a slight decline versus the fourth quarter of 2002 primarily due to seasonality and the costs associated with the acquisition of Protagona plc in November of 2002. DoubleClick's global DART and DARTmail platforms delivered 138 billion impressions in the first quarter of 2003.

INSIGHT 2003, DoubleClick's fourth annual customer conference, which was held in March, showcased the company's unique suite of solutions. Clients such as Barnes & Noble, PentaCom on behalf of Chrysler, Lending Tree and Ross-Simons all presented case studies demonstrating how DoubleClick products make their marketing work better. During the conference, DoubleClick released several research studies including the Cross Media Reach and Frequency Study, which was done in conjunction with Nielsen//NetRatings and IMS. The study found that redirecting offline advertising spending to online advertising for three brands, American Airlines, Subaru and Kraft, significantly increased the effectiveness of the overall marketing campaign.

MediaVisor, DoubleClick's media planning tool, enables customers to use traditional measures of advertising effectiveness like gross rating points, reach and frequency. Combining these traits with the seamless integration into our deployment and analytical tool, DART for Advertisers, has driven the success of the product since its launch one year ago to processing more than $85 million dollars worth of booked media advertising.

Further integration of DoubleClick's technology solutions is a strategic focus in 2003, and DARTmail is integral to this process. DARTmail revenues reported within TechSolutions were $9.5 million for the quarter. DARTmail's robust premier service offers a full range of deployment, strategic, creative and analytics solutions. An advanced analytics module, taken from DoubleClick's SiteAdvance solution, is also sold as an integrated component of DARTmail. SiteAdvance is DoubleClick's web site analytics product. The integration of DARTmail and SiteAdvance in November of 2002 has helped accelerate sales with a significant number of new SiteAdvance customers, such as Buy.com, also signing a DARTmail contract in the first quarter 2003.

In 2003, DARTmail is expected to be integrated with Ensemble, a leading campaign management tool. Since acquiring Protagona plc in November 2002, DoubleClick signed seven new Ensemble customers including, Terra Lycos SA and Orbitz, showing accelerated sales execution under new management.

"We have an installed base of marketing clients who are looking for ways to build on profits while effectively using multiple channels to market to its customers or prospects," said David Rosenblatt, President of DoubleClick. "DoubleClick's mission is to provide our clients with must-have integrated marketing technology and data services. In 2003, we plan to continue to integrate our current solutions, build upon our product platform and continue improving upon our sales execution."

DATA

The Data division reported quarterly revenue of $18.5 million, while gross margins were 68.4%. The Abacus core business-to-consumer alliance continued its strong revenue growth of the past year primarily due to growth in Abacus' prospecting business and market share gains. Prospecting is the practice of buying a list of new names from the database, and it accounts for more than 75% of total Abacus revenue. In difficult marketing environments, catalog mailers sometimes cut back on buying prospecting lists and focus on mailing their own customer files to save money, but eventually most resume prospecting. In the first quarter of 2003, Abacus prospecting revenues grew 22.5% year-over-year, fueled in part by the acquisition of the 50% of the Abacus UK business it did not own.

Another significant secular change the data marketing business has been experiencing is channel shift. A similar channel shift was seen in the early 1980's due to the proliferation of credit cards. Order payments

(1) Before the divestiture of the Media business, segment revenues in TechSolutions, Data and Media were stated before inter-segment eliminations of $193K and $1,325k for the three months ended Dec 31, 2002 and March 31, 2002, respectively.

evolved from checks sent through the US Post Office to credit card orders over the phone. A similar channel shift is now occurring due to widespread Internet use: on average more than 30% of orders are being transacted through web sites. 2 DoubleClick's second annual Multi-Channel Holiday Shopping Study found that 50% of multi-channel shoppers input catalog codes online while purchasing. It also found that another 33% input email promotional codes, highlighting a growing trend towards multi-channel consumers and the need for marketers to have integrated multi-channel marketing solutions in place.

In the first quarter of 2003, the Abacus business-to-business (B2B) Alliance recorded its one-billionth transaction. The B2B Abacus alliance allows its members to select lists based on previously unavailable purchase history, which can improve marketing results dramatically. Traditionally, industry lists available in the marketplace were selected on business SIC codes (Standard Industrial Classifications). The B2B alliance has successfully penetrated key business verticals including: office supplies, human resources and training, corporate gifts and industrial safety/commercial.

SECOND QUARTER 2003 OUTLOOK

DoubleClick is expecting second quarter revenues to be between $60 million and $63 million. Going forward, DoubleClick will provide GAAP guidance rather than pro forma guidance.3 GAAP earnings for the second quarter will include costs associated with non-cash items like amortization of intangible assets. For the second quarter of 2003, DoubleClick does not currently foresee any material non-cash balance sheet adjustments or restructuring related charges. GAAP earnings are projected to be between ($0.02) and $0.02.

Segment projections for Q2 2003 are as follows:

- Data revenues are estimated to be between $18.5 million and $19.5 million with gross margins in the high 60s percentage range.

- TechSolutions revenues are estimated to be between $41 million and $44 million with gross margins in the low 60s percentage range.

- Within TechSolutions: Email technology is expected to generate revenues between $9.5 million and $10.5 million, and new initiatives accounting for about $2.5 million of revenues.

Total company gross margins are expected to be in the low 60s percentage range. Total company GAAP operating expenses are expected to be between $38 million and $40 million, which includes $1.3 million of amortization expenses but excludes currently unforeseen non-cash balance sheet adjustments, transaction or restructuring related costs. Interest and other, including taxes, are expected to add roughly $2 million in income.

FULL YEAR 2003 UPDATE

DoubleClick is raising it full year 2003 earnings guidance. Previously the company provided pro forma earnings per share guidance in the range of $0.05 to $0.15 cents. Using the pro forma to GAAP first quarter difference of approximately $2 million as a guide, the previous pro forma earnings per share guidance would have corresponded to GAAP earnings per share guidance in the range of ($0.01) to $0.09 cents. Based on first quarter results and a more favorable outlook, the company now expects GAAP earnings per share in the range of $0.03 to $0.12 cents for the full year 2003.

(2) Source: State of the Catalog/Interactive Industry Report, Direct Marketing Association (DMA), 2002

(3) Non-GAAP Measures: To supplement our consolidated financial statements presented in accordance with GAAP, DoubleClick uses non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

"With several years of unrelenting focus on cost-cutting and transition behind us, DoubleClick is well positioned to take advantage of more favorable economic conditions in the future in order to drive revenue growth, cash flow and profits," said Bruce Dalziel, CFO of DoubleClick.

The DoubleClick Conference Call to discuss this earnings press release is scheduled for today at 5:00pm EST. This call will be available live via webcast, and on a replay basis afterward on the Company's website www.doubleclick.net under Investor Relations or at http://ir.doubleclick.net.

ABOUT DOUBLECLICK

DoubleClick (www.doubleclick.net) is the leading provider of tools for advertisers, direct marketers and web publishers to plan, execute and analyze their marketing programs. DoubleClick's online advertising, email marketing and database marketing solutions help clients yield the highest return on their marketing dollar. In addition, the company's marketing analytics tools help clients measure performance within and across channels. DoubleClick Inc. has global headquarters in New York City and maintains 21 offices around the world.

NOTE: This press release includes forward-looking statements, including earnings and revenue projections and future plans set forth under the sections titled "Second Quarter 2003 Outlook and Full Year 2003 Update" above. The results or events predicted in these statements may vary materially from actual future events or results. Factors that could cause actual events or results to differ from anticipated events or results include: customer performance challenges, intense competition in our industry, failure to manage the integration of acquired companies, lack of growth or decline in online advertising or marketing, changes in government regulation, failure to successfully manage our international operations and other risks that are contained in documents which the Company files from time to time with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we may choose not to do so, even if our estimates change.

                                      # # #

                               - - Continued - -

                                DOUBLECLICK INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           Three Months Ended
                                                                                March 31
                                                                       --------------------------
                                                                          2003           2002
                                                                        ---------      ---------
                                                                       (Unaudited)    (Unaudited)
REVENUE:
   Technology                                                           $  41,528      $  50,426
   Data                                                                    18,526         18,218
   Media                                                                       --         16,337
   Intersegment elimination                                                    --         (1,325)
                                                                        ---------      ---------
       Total revenue                                                       60,054         83,656

Cost of revenue                                                            21,947         31,999
                                                                        ---------      ---------

   Gross profit                                                            38,107         51,657

Operating expenses:
   Sales and marketing                                                     19,656         29,821
   General and administrative                                               8,866         12,027
   Product development                                                      8,045         10,902
   Amortization of intangibles                                              2,079          3,144
   Restructuring charge                                                        --          1,440
                                                                        ---------      ---------
     Total operating expenses                                              38,646         57,334

Loss from operations                                                         (539)        (5,677)

Other income (expense)
   Equity in (losses) income of affiliates                                   (756)            60
   Loss on sale of businesses                                                  --         (1,372)
   Interest and other, net                                                  3,043          3,392
                                                                        ---------      ---------
    Total other income                                                      2,287          2,080

Income (loss) before income taxes                                           1,748         (3,597)
Provision for income taxes                                                   (333)        (2,634)
                                                                        ---------      ---------

Income (loss) before minority interest                                      1,415         (6,231)

Minority interest in results of consolidated subsidiaries                      --            187
                                                                        ---------      ---------

NET INCOME (LOSS)                                                       $   1,415      $  (6,044)
                                                                        =========      =========

Basic net income (loss) per share                                       $    0.01      $   (0.04)
                                                                        =========      =========

Weighted average shares used in basic net income (loss) per share         136,437        135,218
                                                                        =========      =========

Diluted net income (loss) per share                                     $    0.01      $   (0.04)
                                                                        =========      =========

Weighted average shares used in diluted net income (loss) per share       138,760        135,218
                                                                        =========      =========

                                DOUBLECLICK INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               Three Months Ended
                                                                                    March 31
                                                                            ------------------------
                                                                              2003           2002
                                                                            ---------      ---------
                                                                           (Unaudited)    (Unaudited)
 REVENUE:
    Technology                                                              $  41,528      $  50,426
    Data                                                                       18,526         18,218
    Media                                                                          --         16,337
    Intersegment elimination                                                       --         (1,325)
                                                                            ---------      ---------
        Total revenue                                                          60,054         83,656

 Cost of revenue                                                               21,947         31,999
                                                                            ---------      ---------

    Gross profit                                                               38,107         51,657

 Operating expenses:
    Sales and marketing                                                        19,656         29,821
    General and administrative                                                  8,866         12,027
    Product development                                                         8,045         10,902
                                                                            ---------      ---------
      Total operating expenses                                                 36,567         52,750

 Income (loss) from operations                                                  1,540         (1,093)

 Other income:
    Equity in (losses) income of affiliates                                      (756)            60
    Interest and other, net                                                     3,043          3,392
                                                                            ---------      ---------
     Total other income                                                         2,287          3,452

 Income before income taxes                                                     3,827          2,359
 Provision for income taxes                                                      (333)        (1,176)
                                                                            ---------      ---------

 Income before minority interest                                                3,494          1,183

 Minority interest in results of consolidated subsidiaries                         --            187
                                                                            ---------      ---------
 PRO FORMA NET INCOME                                                       $   3,494      $   1,370
                                                                            =========      =========

 Basic pro forma net income per share                                       $    0.03      $    0.01
                                                                            =========      =========

 Weighted average shares used in basic pro forma net income per share         136,437        135,218
                                                                            =========      =========

 Diluted pro forma net income per share                                     $    0.03      $    0.01
                                                                            =========      =========

 Weighted average shares used in diluted pro forma net income per share       138,760        140,094
                                                                            =========      =========

                                DOUBLECLICK INC.
       RECONCILIATION FROM PRO FORMA NET INCOME TO GAAP NET INCOME (LOSS)
                                 (IN THOUSANDS)

                                                                       Three Months Ended
                                                                            March 31
                                                                      --------------------
                                                                       2003         2002
                                                                      -------      -------
                                                                    (Unaudited)  (Unaudited)
 PRO FORMA NET INCOME                                                 $ 3,494      $ 1,370

  Amortization of intangibles                                          (2,079)      (3,144)
  Restructuring charge                                                     --       (1,440)
  Loss on sale of businesses                                               --       (1,372)
  Tax provision associated with sale of European Media operations          --       (1,458)
                                                                      -------      -------
           Total                                                       (2,079)      (7,414)

 GAAP NET INCOME (LOSS)                                               $ 1,415      $(6,044)
                                                                      =======      =======


AMORTIZATION OF INTANGIBLES

These amounts represent the amortization of customer lists and other identifiable intangible assets.


RESTRUCTURING CHARGE

These amounts primarily represent charges for severance-related payments to terminated employees.


LOSS ON SALE OF BUSINESSES, NET

This amount represents a loss incurred on the sale of DoubleClick's European Media operations in January 2002.


TAX PROVISION ASSOCIATED WITH SALE OF EUROPEAN MEDIA OPERATIONS

This amount represents a tax provision associated with the sale of DoubleClick's European Media operations in January 2002.

                                DOUBLECLICK INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                  March 31,     December 31,
                                                                    2003            2002
                                                                  --------        --------
ASSETS

Cash and cash equivalents, restricted cash and investments in
   marketable securities                                          $745,081        $749,985
Accounts receivable, net                                            47,023          48,850
Prepaid expenses and other assets                                   30,105          33,452
Property and equipment, net                                         95,952          98,545
Investment in affiliates                                            10,042          12,125
Goodwill                                                            20,572          20,572
Intangible assets, net                                              10,438          13,378
                                                                  --------        --------

TOTAL ASSETS                                                      $959,213        $976,907
                                                                  ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                                  $  7,885     $  7,218
Accrued expenses and other current liabilities                      98,298      117,320
Deferred revenue                                                     9,530        6,245
Convertible subordinated notes and capital lease obligations       160,055      161,815
Other long term liabilities                                         71,851       73,747
                                                                  --------     --------
TOTAL LIABILITIES                                                  347,619      366,345

STOCKHOLDERS' EQUITY                                               611,594      610,562
                                                                  --------     --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $959,213     $976,907
                                                                  ========     ========

                                DOUBLECLICK INC.
                     CONDENSED CONSOLIDATED CASH FLOWS DATA
                                 (IN THOUSANDS)

                                                                             Three Months Ended
                                                                                  March 31
                                                                           ------------------------
                                                                             2003           2002
                                                                           ---------      ---------
                                                                          (Unaudited)    (Unaudited)
OPERATING ACTIVITIES

 Net income (loss)                                                         $   1,415      $  (6,044)
 Adjustments to reconcile net loss to net cash
 provided by operating activities:
  Depreciation and amortization                                               13,138         14,339
  Loss on sale of businesses                                                      --          1,372
  Other non-cash items                                                         3,484          6,041
  Other changes in working capital                                           (13,122)        (9,011)
                                                                           ---------      ---------
  Cash provided by operating activities                                        4,915          6,697

INVESTING ACTIVITIES

 Purchases of property and equipment                                          (8,197)        (1,712)
 Acquisition of businesses and intangible assets, net of cash acquired            --         (3,539)
 Proceeds from sale of businesses                                                 --          2,925
 Proceeds from sale of investments in affiliates                                 656             --
                                                                           ---------      ---------

  Cash used in investing activities                                           (7,541)        (2,326)

FINANCING ACTIVITIES

 Proceeds from the issuance of common stock and the exercise
 of stock options, net                                                           910          3,442
 Payments under capital lease obligations and notes payable                   (1,791)        (8,737)
 Other                                                                            --         (1,000)
                                                                           ---------      ---------

  Cash used in financing activities                                             (881)        (6,295)

Effect of exchange rate changes on cash                                         (109)          (555)

Change in fair market value of marketable securities                          (1,288)        (6,083)

Restricted cash acquired in business combination                                  --          1,574
                                                                           ---------      ---------

Net decrease in *cash                                                         (4,904)        (6,988)

*Cash at beginning of period                                               $ 749,985      $ 752,162
                                                                           ---------      ---------

*Cash at end of period                                                     $ 745,081      $ 745,174
                                                                           =========      =========

*Includes cash and cash equivalents, restricted cash and investments in marketable securities